EXHIBIT 99.1


                            TELZUIT TECHNOLOGIES, LLC
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                         FROM APRIL 1, 2000 (INCEPTION)
                            THROUGH DECEMBER 31, 2004

                            TELZUIT TECHNOLOGIES, LLC
                          (A DEVELOPMENT STAGE COMPANY)

                                    CONTENTS

                                                                 PAGE

INDEPENDENT AUDITORS' REPORT                                     1 - 2

FINANCIAL STATEMENTS:


     Balance sheets                                                3


     Statements of operations                                      4


     Statement of changes in stockholders' equity                  5


     Statement of changes in members' equity                       6


     Statements of cash flows                                      7


     Notes to financial statements                               8 - 13

                          INDEPENDENT AUDITORS' REPORT


To  the  Board  of  Directors  of
   Telzuit  Technologies,  LLC

We have audited the accompanying balance sheets of Telzuit Technologies, LLC as of December 31, 2004 and 2003, the related statements of operations, changes in members' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Telzuit Technologies, LLC as of December 31, 2004 and 2003, and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has not generated operating revenue and has suffered recurring losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We have compiled the accompanying statements of operations and cash flows for the period from April 1, 2000 (inception) to December 31, 2004 and the statement of changes in stockholders' equity for the period from April 1, 2000 (inception) to December 31, 2002 in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying financial statements for the period from April 1, 2000 (inception) to December 31, 2004 and the period from April 1, 2000 (inception) to December 31, 2002 and, accordingly, do not express an opinion or any other form of assurance on them. Management has elected to omit from the compiled financial statements substantially all of the disclosures required by generally accepted accounting principles. If the omitted disclosures were included in the financial statements, they might influence the user's conclusions about the Company's financial position, results of operations, and cash flows. Accordingly, the compiled financial statements are not designed for those who are not informed about such matters. Financial statements for the period from inception to the most recent balance sheet date are required to be presented by a development stage company.




Winter Park, Florida
March  8,  2005

                            TELZUIT TECHNOLOGIES, LLC
                          (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEETS

                                                                 DECEMBER 31,
                                                           ---------------------
                                                              2004       2003
                                                           ----------  ---------
                                     ASSETS
 Current assets:
   Cash and cash equivalents                               $  28,436   $235,979
   Other current assets                                       37,703     29,316
                                                           ----------  ---------
     Total current assets                                     66,139    265,295

 Furniture and equipment, net of accumulated depreciation     93,958     56,554
 Patents                                                      55,962     55,962
 Other assets                                                  9,632        320
                                                           ----------  ---------
       Total assets                                        $ 225,691   $378,131
                                                           ==========  =========


                        LIABILITIES AND MEMBERS' EQUITY
 Current liabilities:
   Accounts payable                                        $   6,241   $ 63,342
   Accrued expenses                                           24,027      8,146
   Note payable to related party                               5,000          -
                                                           ----------  ---------
     Total current liabilities                                35,268     71,488
                                                           ----------  ---------

 Members' equity:
   Class A                                                   349,121    389,885
   Class B                                                  (158,698)   (83,242)
                                                           ----------  ---------
     Total members' equity                                   190,423    306,643
                                                           ----------  ---------
       Total liabilities and members' equity               $ 225,691   $378,131
                                                           ==========  =========

    The accompanying notes are an integral part of these financial statements

                            TELZUIT TECHNOLOGIES, LLC
                          (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF OPERATIONS



                             FOR THE YEARS ENDED DECEMBER 31,   APRIL 1, 2000
                             -------------------------------   (INCEPTION) TO
                                    2004          2003       DECEMBER 31, 2004
                                ------------  ------------  -------------------
                                                                 (unaudited)
 Operating revenue              $         -   $         -   $                -
                                ------------  ------------  -------------------

 Operating expenses:
   Salaries and related items       498,682       257,877              958,193
   Research and development         350,647       398,534              762,073
   Professional fees                108,348       249,765              368,293
   General and administrative        76,957        57,244              179,899
   Travel and entertainment          72,339        77,413              193,215
   Occupancy                         45,089        64,435              115,922
   Depreciation                      16,672         5,767               22,439
   Taxes and licenses                 1,998         4,910                6,943
   Other expense                          -        44,083               46,441
                                ------------  ------------  -------------------
     Total operating expenses     1,170,732     1,160,028            2,653,418
                                ------------  ------------  -------------------

 Loss from operations            (1,170,732)   (1,160,028)          (2,653,418)

 Other revenue:
   Interest                           1,310           555               13,856

 Net loss                       $(1,169,422)  $(1,159,473)  $       (2,639,562)
                                ============  ============  ===================

    The accompanying notes are an integral part of these financial statements

                                           TELZUIT TECHNOLOGIES, LLC
                                         (A DEVELOPMENT STAGE COMPANY)

                                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                              APRIL 1, 2000 (INCEPTION) THROUGH DECEMBER 31, 2002
                                                  (UNAUDITED)



                                             COMMON STOCK     PREFERRED STOCK
                                          ------------------- ---------------  PAID IN    RETAINED
                                            SHARES       $     SHARES    $     CAPITAL    EARNINGS     TOTAL
                                          ----------  -------  -------  ----  ---------  ----------  ----------
 Inception, April 1, 2000                          -  $     -        -  $  -  $      -   $       -   $       -

   Shares issued for cash                    398,970      399        -     -   280,701           -     281,100
   Shares issued to vendors for services     350,000      350        -     -      (350)          -           -
   Shares issued to employees              5,890,000    5,890        -     -    (5,890)          -           -
   Shares issued for other items           1,967,000    1,967        -     -    (1,967)          -           -

   Net loss                                        -        -        -     -         -    (104,306)   (104,306)
                                          ----------  -------  -------  ----  ---------  ----------  ----------
 Balance, December 31, 2000                8,605,970    8,606        -     -   272,494    (104,306)    176,794

   Shares issued for cash                      6,500        7        -     -     1,493           -       1,500
   Shares issued to board members            160,000      160   20,000    20      (180)          -           -
   Shares issued to vendors for services     747,918      748        -     -      (748)          -           -
   Shares issued for other items             317,000      317        -     -      (317)          -           -

   Net loss                                        -        -        -     -         -        (678)       (678)
                                          ----------  -------  -------  ----  ---------  ----------  ----------
 Balance, December 31, 2001                9,837,388    9,838   20,000    20   272,742    (104,984)    177,616

   Shares issued for cash                     46,800       47   21,250    21    45,182           -      45,250
   Shares issued to vendors for services      10,000       10        -     -       (10)          -           -
   Shares issued to employees                      -        -  575,000   575      (575)          -           -
   Shares issued for other items             728,000      728        -     -      (728)          -           -

   Net loss                                        -        -        -     -         -    (205,683)   (205,683)
                                          ----------  -------  -------  ----  ---------  ----------  ----------
 Balance, December 31, 2002               10,622,188  $10,623  616,250  $616  $316,611   $(310,667)  $  17,183
                                          ==========  =======  =======  ====  =========  ==========  ==========

    The accompanying notes are an integral part of these financial statements

                                          TELZUIT TECHNOLOGIES, LLC
                                        (A DEVELOPMENT STAGE COMPANY)

                                   STATEMENT OF CHANGES IN MEMBERS' EQUITY

                               FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

                                                        CLASS A                 CLASS B
                                                ------------------------  ---------------------
                                                  SHARES         $         SHARES        $          TOTAL
                                                ----------  ------------  ---------  ----------  ------------
 Balance, January 1, 2003,
   restated for effect of merger                10,622,188  $    16,241     616,250  $     942   $    17,183

   Shares issued for cash                        2,107,638    1,368,933           -          -     1,368,933
   Shares issued to employees                    8,432,000            -     985,498          -             -
   Shares issued to board members                   20,000            -      20,000          -             -
   Shares issued to vendors for services           500,000       20,000     205,751          -        20,000
   Shares issued to acquire development rights   1,500,000       60,000           -          -        60,000

   Net loss                                              -   (1,075,289)          -    (84,184)   (1,159,473)
                                                ----------  ------------  ---------  ----------  ------------
 Balance, December 31, 2003                     23,181,826      389,885   1,827,499    (83,242)      306,643

   Shares issued for cash and other assets         916,092    1,045,702       5,000      5,000     1,050,702
   Shares issued to employees                    1,250,000            -           -          -             -
   Shares issued to vendors for services            68,000        2,500       7,500          -         2,500
   Shares issued to others                          83,750            -      44,000          -             -

   Net loss                                              -   (1,088,966)          -    (80,456)   (1,169,422)
                                                ----------  ------------  ---------  ----------  ------------
 Balance, December 31, 2004                     25,499,668  $   349,121   1,883,999  $(158,698)  $   190,423
                                                ==========  ============  =========  ==========  ============

    The accompanying notes are an integral part of these financial statements

                                            TELZUIT TECHNOLOGIES, LLC
                                          (A DEVELOPMENT STAGE COMPANY)

                                            STATEMENTS OF CASH FLOWS

                                                                            FOR THE YEARS ENDED
                                                                                DECEMBER 31,            APRIL 1, 2000
                                                                         --------------------------    (INCEPTION) TO
                                                                            2004          2003       DECEMBER 31, 2004
                                                                         ------------  ------------  -------------------
                                                                                                         (unaudited)
     CASH FLOWS FROM OPERATING ACTIVITIES
 Net loss                                                                $(1,169,422)  $(1,159,473)  $       (2,639,562)
 Adjustments to reconcile net loss to net cash
   used for operating activities:
     Depreciation                                                             16,672         5,767               22,439
     Stock issued as compensation                                              2,500        80,000              116,500
     Loss on disposal of assets                                                    -        15,878               15,878
     Increase in other assets                                                (17,699)      (29,636)             (47,335)
     (Decrease) increase in accounts payable                                 (57,101)       63,342                6,241
     Increase in accrued expenses                                             15,881         8,146               24,027
                                                                         ------------  ------------  -------------------
       Net cash used for operating activities                             (1,209,169)   (1,015,976)          (2,501,812)
                                                                         ------------  ------------  -------------------

     CASH FLOWS FROM INVESTING ACTIVITIES
 Purchase of furniture and equipment                                         (43,216)      (62,321)            (121,415)
 Investment in patents                                                             -       (49,941)             (55,962)
                                                                         ------------  ------------  -------------------
       Net cash used for investing activities                                (43,216)     (112,262)            (177,377)
                                                                         ------------  ------------  -------------------

     CASH FLOWS FROM FINANCING ACTIVITIES
 Proceeds from borrowing                                                       5,000             -               10,500
 Repayment of borrowing                                                            -        (5,500)              (5,500)
 Proceeds from sale of shares                                              1,039,842     1,368,933            2,702,625
                                                                         ------------  ------------  -------------------
       Net cash provided by financing activities                           1,044,842     1,363,433            2,707,625
                                                                         ------------  ------------  -------------------

 Net (decrease) increase in cash and cash equivalents                       (207,543)      235,195               28,436

 Cash and cash equivalents at beginning of year                              235,979           784                    -
                                                                         ------------  ------------  -------------------
 Cash and cash equivalents at end of year                                $    28,436   $   235,979   $           28,436
                                                                         ============  ============  ===================

 SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
   Stock issued to acquire furniture and equipment                       $    10,860   $         -   $           10,860

    The accompanying notes are an integral part of these financial statements

                            TELZUIT TECHNOLOGIES, LLC
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

1     NATURE OF BUSINESS

Telzuit Technologies, LLC (the "Company") is a Florida limited liability company established in 2003. As such, the potential liability of its members is limited to their individual investments in the Company. Telzuit Technologies, Inc. ("Predecessor") was a Florida corporation established April 1, 2000. During 2003, all assets and liabilities of the Predecessor were merged with the Company. The accompanying financial statements present the combined operating results of the Company and the Predecessor and give effect to the merger as of January 1, 2003 which resulted in the issuance of Class A and Class B Membership shares to the common and preferred stockholders, respectively, on a one for one basis.

Since inception, the Predecessor and the Company have primarily been conducting research and development of a remote electro-heart monitoring system. The system consists of a "Biometric Monitoring Patch" and "Independence Unit" and is being designed to allow physicians to monitor heart patients through a wireless cellular communication network. The Predecessor and the Company have not generated any revenue from operations.


2     SIGNIFICANT  ACCOUNTING  POLICIES

Cash  equivalents  -  For  the purpose of presentation in the statements of cash
-----------------
flows, cash and cash equivalents include cash on hand and interest-bearing deposits with financial institutions.


Fair  value  of  financial  instruments  -  The  Company's financial instruments
---------------------------------------
consist of cash and cash equivalents and short-term receivables and payables. The carrying values of cash and cash equivalents and short-term receivables and payables approximates their fair value due to their short maturities.

Furniture  and  equipment  -  Furniture  and  equipment  are stated at cost less
-------------------------
accumulated depreciation. It is the policy of the Company to capitalize items greater than or equal to $1,000 and provide depreciation based on the estimated useful life of individual assets, calculated using the straight line method.

Estimated  useful  lives  range  as  follows:

                                        YEARS
                                        -----

            Furniture and equipment     5 - 7
            Computer hardware             5

Research  and  development  expenses  -  The  Company  expenses  research  and
------------------------------------
development  costs  for  products  and  processes  as  incurred.

                            TELZUIT TECHNOLOGIES, LLC
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS
                                  (CONTINUED)

Patents  -  The costs of applying for patents are capitalized and amortized on a
-------
straight line basis over the lesser of the patents' economic or legal life (17 years in the United States). Capitalized costs are expensed if the patent is not granted. The Company reviews the carrying value of its patents periodically to determine whether the patents have continuing value. These reviews could result in the conclusion that the recorded amounts have been impaired.

Income taxes - The Company is not a taxpaying entity for federal or state income
------------
tax purposes, and thus no income tax expense has been recorded in the accompanying financial statements. Income of the Company is taxed for federal income tax purposes to the members on their respective tax return.

Stock-based  compensation  - The Company has adopted the fair value based method
-------------------------
of Statement of Financial Accounting Standards No. 123. Under the fair value based method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. Stock-based compensation to vendors is recorded based upon the fair value of the services provided when it constitutes a more reliable measure of fair value than the stock price.

Use  of  estimates  - The preparation of financial statements in conformity with
------------------
generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


3     DEVELOPMENT  STAGE  AND  GOING  CONCERN

The Company is currently in the development phase, has not generated any revenue from product sales and has incurred cumulative losses since inception in excess of $2,600,000. The continued existence of the Company is dependent upon management's ability to raise additional investment capital, complete product development and bring those products to market.

Subsequent to December 31, 2004, management has raised an additional $473,000 in investment capital and secured a loan commitment for $4,000,000, with contingencies, in order to fund operations. In addition, product development is nearing completion and management expects to begin manufacturing and sales efforts during 2005.


4     CONCENTRATION  OF  CASH

At December 31, 2003, the Company had cash deposited with a financial institution of approximately $152,000 in excess of the maximum insured by the Federal Deposit Insurance Corporation. The Company historically has not incurred losses on such accounts and management believes that the Company does not have a significant credit risk with respect to these accounts at December 31, 2004.

                            TELZUIT TECHNOLOGIES, LLC
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS
                                  (CONTINUED)

5     OTHER  CURRENT  ASSETS

Other  current  assets  consist  of  the  following  items:


                                         DECEMBER 31,
                                      ----------------
                                       2004     2003
                                      -------  -------

 Vendor merchandise credit            $32,700  $     -
 Parts inventory used in development    3,126   26,652
 Other                                  1,877    2,664
                                      -------  -------
                                      $37,703  $29,316
                                      =======  =======

6     FURNITURE  AND  EQUIPMENT

Major classifications of furniture and equipment are summarized as follows:


                                    DECEMBER 31,
                                -------------------
                                  2004       2003
                                ---------  --------

 Furniture                      $  8,555   $     -
 Equipment                       106,804    62,321
 Software                          1,038         -
                                ---------  --------
                                 116,397    62,321
 Less accumulated depreciation   (22,439)   (5,767)
                                ---------  --------
                                $ 93,958   $56,554
                                =========  ========

Depreciation expense totaled approximately $17,000 and $6,000 during the years ended December 31, 2004 and 2003, respectively.


7     RELATED  PARTY  TRANSACTIONS

During 2004, the Company borrowed funds on a short term basis from an employee. This amount was repaid subsequent to December 31, 2004. Terms of the borrowing included no interest. Accordingly, no interest was paid during 2004.

During 2003, the Company entered into a construction services agreement with a related entity controlled by the brother of the Company's former chief executive officer. The Company has paid approximately $20,000 related to this contract and is disputing additional charges (see Note 8).

                            TELZUIT TECHNOLOGIES, LLC
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS
                                  (CONTINUED)

During 2003, the Company made lease payments of approximately $34,000 to a related entity controlled by the former chief executive officer.

The Company paid the following amounts to members of management or related entities controlled by members of management:


                                  2004      2003
                               -------  --------
              Commissions      $     -  $135,211
              Contract labor    33,500   103,165
              Consulting fees        -    87,866
                               $33,500  $326,242
                               =======  ========

8     COMMITMENTS AND CONTINGENT LIABILITIES

Lease  commitments  -  The  Company  leases  certain  office  premises  under  a
------------------
non-cancelable operating lease. The lease expires May 2006 and requires the Company to pay real estate taxes, insurance and other costs.

Aggregate minimum rental commitments at December 31, 2004 under non-cancelable operating leases are summarized as follows:

                          YEAR ENDING            GROSS
                          DECEMBER 31,           RENTALS
                         -------------          --------
                              2005              $ 44,600
                              2006                19,000
                                                $ 63,600
                                               =========

Rental expense included in operations totaled approximately $39,000 and $37,000 for the years ended December 31, 2004 and 2003, respectively.

Legal  matters  - During 2003, entities controlled by the former chief executive
--------------
officer of the Company's brother initiated legal action in the United States District Court, Middle District of Florida, Orlando Division, seeking an involuntary bankruptcy of the Company and alleging unpaid contractual obligations of approximately $650,000. During 2004 the bankruptcy court declined the involuntary bankruptcy noting that a valid dispute exists, but that the nature of the dispute should be resolved in another court. The plaintiffs proceeded to appeal. Subsequent to December 31, 2004, the appeals court upheld the decision of the bankruptcy court. In addition, subsequent to December 31, 2004, the plaintiffs made an offer to settle this litigation, which the Company has rejected. Management believes that the plaintiffs' claims are not substantiated by the facts and intends to defend the Company's position vigorously.

                            TELZUIT TECHNOLOGIES, LLC
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS
                                  (CONTINUED)

During 2003 and 2004, the Board of Directors of the Company voted to rescind certain common and preferred shares and membership shares which it believes were issued improperly for no consideration. As of December 31, 2004, two affected parties have threatened, but have not brought any legal action related to the rescission. Should any of the affected parties begin legal action, the Company intends to defend its position vigorously.

The Company is occasionally party to other litigation or threat of litigation arising in the normal course of business. Management, after consultation with legal counsel, does not believe that the resolution of any such matters will have a material effect on the Company's financial position or results of operations.

Royalty  agreement  -  During 2001, the Company entered into an agreement with a
------------------
former officer and founder to pay royalties ranging from $3 to $6 per unit sold up to a maximum of approximately $450,000. During 2004, the Board of Directors rescinded this agreement for cause. The Company intends to vigorously defend its position should legal action be initiated.

Employment agreements - The Company has entered into employment agreements with
---------------------
various officers and key employees. These agreements establish bonuses based upon performance and provide for severance compensation under some circumstances. In addition, certain employees are to receive Class B membership shares on an annual basis as part of their compensation.

Software agreement - The Company has entered into an agreement with an unrelated
------------------
company to provide certain software to be used in the operation and delivery of the Company's product and services. Terms of the agreement call for payments of approximately $315,000 during 2005.


9     EQUITY

All ownership shares of the Company are considered restricted securities. As such, they are not generally transferable. The Company is managed by a Board of Directors which is made up seven members elected by holders of Class A shares.

Class  A  Shares  -  Class  A Members were previously holders of common stock of
----------------
Telzuit Technologies, Inc. Each Class A Share has one vote for all purposes and cumulative voting is not permitted in the election of directors. Accordingly, the holders of more than 50% of all of the outstanding Class A Shares will be able to elect all of the directors. Significant transactions such as amendments to the articles of organization, mergers, sales of assets and dissolution or liquidation require approval by the affirmative vote of the majority of the outstanding Class A Shares. Other matters to be voted upon by the holders of Class A Shares also require the affirmative vote of a majority of the Shares present at the particular Shareholders' meeting.

                            TELZUIT TECHNOLOGIES, LLC
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS
                                  (CONTINUED)

Class  B  Shares - Class B Members were previously holders of preferred stock of
----------------
Telzuit Technologies, Inc. Class B Members generally do not have voting rights, but are entitled to all other rights of Class A Members.

Allocation  of  profits and losses - In accordance with the Operating Agreement,
----------------------------------
profits, losses and tax credits of the Company shall be allocated to the members in proportion to their ownership interest, expressed as the number of shares, of a member in the Company at any particular time.

Distributions  -  The  Board of Directors of the Company may elect to distribute
-------------
the net cash from operations to members in proportion to their ownership interest. Amounts of earnings available for distribution are determined subsequent to year end.

Liquidation  -  In  the  event  of  a  liquidation of the Company, the Operating
-----------
Agreement provides that liquidating distributions be distributed to the members in proportion to their ownership interest.


10     STOCK-BASED  COMPENSATION

The Company periodically issues ownership shares as compensation to vendors, consultants or employees. Shares granted as compensation to employees are recorded at fair value based upon the estimated stock price on the grant date. During the years ended December 31, 2004 and 2003, the Company granted shares to employees, vendors and others as disclosed in the accompanying statement of changes in members' equity. Management believes that the fair value of membership shares was zero during 2004 and 2003 due to the Company's recurring losses and the restricted nature of the shares. Therefore, no compensation cost has been recorded in the accompanying financial statements related to shares issued to employees and others.

Shares granted as compensation to non-employees are recorded at the fair value of the services provided since that provides a more objective source of information. Expenses included in the accompanying financial statements related to stock-based compensation totaled approximately $2,500 and $80,000 during the years ended December 31, 2004 and 2003, respectively.


11     SUBSEQUENT  EVENT

Management is exploring various opportunities to obtain additional investment capital. One such opportunity would be to become a publicly traded entity, registered with the Securities and Exchange Commission. Subsequent to December 31, 2004, the Company entered into merger negotiations with Nicklebys.com, Inc. ("Nicklebys"), a publicly traded entity. If the contemplated merger is successfully completed, the Company would receive controlling interest of Nicklebys issued and outstanding shares of common stock.

                            TELZUIT TECHNOLOGIES, LLC
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                              FOR THE QUARTER ENDED
                                 MARCH 31, 2005

                            TELZUIT TECHNOLOGIES, LLC
                          (A DEVELOPMENT STAGE COMPANY)

                                    CONTENTS



                                                                     PAGE

ACCOUNTANTS' REVIEW REPORT                                           1 - 2

FINANCIAL STATEMENTS:

     Balance sheet                                                     3

     Statements of operations                                          4

     Statement of changes in stockholders' equity                      5

     Statement of changes in members' equity                           6

     Statements of cash flows                                          7

     Notes to financial statements                                  8 - 13

                           ACCOUNTANTS' REVIEW REPORT


To the Stockholders and Board of Directors of Telzuit Technologies, LLC

We have reviewed the accompanying balance sheet of Telzuit Technologies, LLC of March 31, 2005 and the related statements of operations, changes in members' equity, and cash flows for the quarter then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Telzuit Technologies, LLC.

A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.
Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has not generated operating revenue and has suffered recurring losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The statement of changes in members' equity for the years ended December 31, 2003 and 2004 were audited by us, and our report dated March 3, 2005 on those statements included an explanatory paragraph that described the uncertainty about the Company's ability to continue as a going concern as discussed in Note 3 to the financial statements. We have not performed any auditing procedures since that date.

We have compiled the accompanying statements of operations and cash flows for the period from April 1, 2000 (inception) to March 31, 2005 and the statement of changes in stockholders' equity for the period from April 1, 2000 (inception) to December 31, 2002 in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying financial statements for the period from April 1, 2000 (inception) to March 31, 2005 and the period from April 1, 2000 (inception) to December 31, 2002 and, accordingly, do not express an opinion or any other form of assurance on them. Management has elected to omit from the compiled financial statements substantially all of the disclosures required by generally accepted accounting principles. If the omitted disclosures were included in the financial statements, they might influence the user's conclusions about the Company's financial position, results of operations, and cash flows. Accordingly, the compiled financial statements are not designed for those who are not informed about such matters. Financial statements for the period from inception to the most recent balance sheet date are required to be presented by a development stage company.


Winter  Park,  Florida
April 25, 2005

                            TELZUIT TECHNOLOGIES, LLC
                          (A DEVELOPMENT STAGE COMPANY)

                                  BALANCE SHEET

                                 MARCH 31, 2005


                                     ASSETS
 Current assets:
   Cash and cash equivalents                               $  71,190
   Other current assets                                       32,350
                                                           ----------
     Total current assets                                    103,540

 Furniture and equipment, net of accumulated depreciation     87,758
 Patents                                                      55,962
 Other assets                                                118,321
                                                           ----------
       Total assets                                        $ 365,581
                                                           ==========


                        LIABILITIES AND MEMBERS' EQUITY
 Current liabilities:
   Accounts payable                                        $  78,835
   Accrued expenses                                           15,891
                                                           ----------
     Total current liabilities                                94,726
                                                           ----------

 Members' equity:
   Class A                                                   442,876
   Class B                                                  (172,021)
                                                           ----------
     Total members' equity                                   270,855
                                                           ----------
       Total liabilities and members' equity               $ 365,581
                                                           ==========

             See accompanying notes and accountants' review report.

                            TELZUIT TECHNOLOGIES, LLC
                          (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF OPERATIONS


                                                           APRIL 1, 2000
                                  QUARTER ENDED           (INCEPTION) TO
                                 MARCH 31, 2005           MARCH 31, 2005
                                 --------------          ---------------
                                                             (COMPILED)
 Operating revenue                   $        -             $         -
                                     -----------            ------------

 Operating expenses:
   Salaries and related items           221,268               1,179,461
   Professional fees                    125,530                 493,823
   Other general and administrative      18,391                 244,731
   Occupancy                             13,481                 129,403
   Travel and entertainment               7,161                 200,376
   Depreciation                           6,200                  28,639
   Taxes and licenses                       300                   7,243
   Research and development                  61                 762,134
     Total operating expenses           392,392               3,045,810
                                     -----------            ------------

 Loss from operations                  (392,392)             (3,045,810)

 Other income:
   Interest                                 324                  14,180

 Net loss                            $ (392,068)            $(3,031,630)
                                     ===========            ============

             See accompanying notes and accountants' review report.

                                            TELZUIT TECHNOLOGIES, LLC
                                          (A DEVELOPMENT STAGE COMPANY)

                                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                              APRIL 1, 2000 (INCEPTION) THROUGH DECEMBER 31, 2002
                                                  (COMPILED)


                                            COMMON STOCK    PREFERRED STOCK
                                          ----------------- ---------------  PAID IN    RETAINED
                                           SHARES      $     SHARES    $     CAPITAL    EARNINGS     TOTAL
                                          ---------  ------  -------  ----  ---------  ----------  ----------
 Inception, April 1, 2000                         -  $    -        -  $  -  $      -   $       -   $       -

   Shares issued for cash                   367,720     368        -     -   280,732           -     281,100
   Shares issued to vendors for services    350,000     350        -     -      (350)          -           -
   Shares issued to employees             5,890,000   5,890        -     -    (5,890)          -           -
   Shares issued for other items            717,000     717        -     -      (717)          -           -

   Net loss                                       -       -        -     -         -    (104,306)   (104,306)
                                          ---------  ------  -------  ----  ---------  ----------  ----------
 Balance, December 31, 2000               7,324,720   7,325        -     -   273,775    (104,306)    176,794

   Shares issued for cash                     1,500       2        -     -     1,498           -       1,500
   Shares issued to board members           160,000     160   20,000    20      (180)          -           -
   Shares issued to vendors for services    747,918     748        -     -      (748)          -           -
   Shares issued for other items            567,000     567        -     -      (567)          -           -

   Net loss                                       -       -        -     -         -        (678)       (678)
                                          ---------  ------  -------  ----  ---------  ----------  ----------
 Balance, December 31, 2001               8,801,138   8,802   20,000    20   273,778    (104,984)    177,616

   Shares issued for cash                    46,800      47   21,250    21    45,182           -      45,250
   Shares issued to vendors for services     10,000      10        -     -       (10)          -           -
   Shares issued to employees                     -       -  555,000   555      (555)          -           -
   Shares issued for other items            228,000     228        -     -      (228)          -           -

   Net loss                                       -       -        -     -         -    (205,683)   (205,683)
                                          ---------  ------  -------  ----  ---------  ----------  ----------
 Balance, December 31, 2002               9,085,938  $9,087  596,250  $596  $318,167   $(310,667)  $  17,183
                                          =========  ======  =======  ====  =========  ==========  ==========

             See accompanying notes and accountants' review report.

                                    TELZUIT TECHNOLOGIES, LLC
                                  (A DEVELOPMENT STAGE COMPANY)


                              STATEMENT OF CHANGES IN MEMBERS' EQUITY

                               JANUARY 1, 2003 THROUGH MARCH 31, 2005



                                                       CLASS A                CLASS B
                                              ------------------------  ---------------------
                                                SHARES         $         SHARES        $          TOTAL
                                              ----------  ------------  ---------  ----------  ------------
Balance, January 1, 2003
  restated for effects of merger               9,085,938  $    (5,041)    596,250  $  22,224   $    17,183
                                                       -
  Shares issued for cash                       1,908,528    1,368,933           -          -     1,368,933
  Shares issued to employees                   8,929,000            -     945,749          -             -
  Shares issued to board members                  20,000            -      75,000          -             -
  Shares issued to vendors for services          500,000       20,000     190,500          -        20,000
  Shares issued to aquire development rights   1,500,000       60,000           -          -        60,000
  Shares issued to others                          3,000            -           -          -             -
                                                       -
  Net loss                                             -   (1,071,587)          -    (87,886)   (1,159,473)
                                              ----------  ------------  ---------  ----------  ------------
Balance, December 31, 2003                    21,946,466      372,305   1,807,499    (65,662)      306,643

  Shares issued for cash and other assets        807,952    1,045,702       5,000      5,000     1,050,702
  Shares issued to employees                   1,250,000            -      44,000          -             -
  Shares issued to vendors for services           68,000        2,500       7,500          -         2,500
  Shares issued to others                         83,750            -           -          -             -
                                                       -
  Net loss                                             -   (1,085,649)          -    (83,773)   (1,169,422)
                                              ----------  ------------  ---------  ----------  ------------
Balance, December 31, 2004                    24,156,168      334,858   1,863,999   (144,435)      190,423

  Shares issued for cash                         472,500      472,500           -          -       472,500
  Net loss                                             -     (364,482)          -    (27,586)     (392,068)

Balance, March 31, 2005                       24,628,668  $   442,876   1,863,999  $(172,021)  $   270,855
                                              ==========  ============  =========  ==========  ============

             See accompanying notes and accountants' review report.

                                       TELZUIT TECHNOLOGIES, LLC
                                    (A DEVELOPMENT STAGE COMPANY)

                                       STATEMENTS OF CASH FLOWS


                                                                                      APRIL 1, 2000
                                                                     QUARTER ENDED   (INCEPTION) TO
                                                                     MARCH 31, 2005  MARCH 31, 2005
                                                                     --------------   --------------
                                                                                        (COMPILED)
     CASH FLOWS FROM OPERATING ACTIVITIES
 Net loss                                                               $(392,068)   $  (3,031,630)
 Adjustments to reconcile net loss to net cash
   used for operating activities:
     Depreciation                                                           6,200           28,639
     Stock issued as compensation                                               -          116,500
     Loss on disposal of assets                                                 -           15,878
     Increase in other assets                                            (103,336)        (150,671)
     Increase in accounts payable                                          72,594           78,835
     (Decrease) increase in accrued expenses                               (8,136)          15,891
       Net cash used for operating activities                            (424,746)      (2,926,558)
                                                                      ------------   --------------

     CASH FLOWS FROM INVESTING ACTIVITIES
 Purchase of furniture and equipment                                            -         (121,415)
 Investment in patents                                                          -          (55,962)
       Net cash used for investing activities                                   -         (177,377)
                                                                      ------------   --------------

     CASH FLOWS FROM FINANCING ACTIVITIES
 Proceeds from borrowing                                                        -           10,500
 Repayment of borrowing                                                    (5,000)         (10,500)
 Proceeds from sale of shares                                             472,500        3,175,125
       Net cash provided by financing activities                          467,500        3,175,125
                                                                      ------------   --------------

 Net increase in cash and cash equivalents                                 42,754           71,190

 Cash and cash equivalents at beginning of period                          28,436                -
 Cash and cash equivalents at end of period                             $  71,190    $      71,190
                                                                      ============   ==============

 SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
   Stock issued to acquire furniture and equipment                      $       -    $      10,860

             See accompanying notes and accountants' review report.

                            TELZUIT TECHNOLOGIES, LLC
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                      FOR THE QUARTER ENDED MARCH 31, 2005


1     NATURE OF BUSINESS

Telzuit Technologies, LLC (the "Company") is a Florida limited liability company established in 2003. As such, the potential liability of its members is limited to their individual investments in the Company. Telzuit Technologies, Inc. ("Predecessor") was a Florida corporation established April 1, 2000. During 2003, all assets and liabilities of the Predecessor were merged with the Company. The accompanying financial statements present the combined operating results of the Company and the Predecessor and give effect to the merger as of January 1, 2003 which resulted in the issuance of Class A and Class B Membership shares to the common and preferred stockholders, respectively, on a one for one basis.

Since inception, the Predecessor and the Company have primarily been conducting research and development of a remote electro-heart monitoring system. The system consists of a "Biometric Monitoring Patch" and "Independence Unit" and is being designed to allow physicians to monitor heart patients through a wireless cellular communication network. The Predecessor and the Company have not generated any revenue from operations.


2     SIGNIFICANT  ACCOUNTING  POLICIES

Cash  equivalents  -  For  the purpose of presentation in the statements of cash
-----------------
flows, cash and cash equivalents include cash on hand and interest-bearing deposits with financial institutions.

Fair  value  of  financial  instruments  -  The  Company's financial instruments
---------------------------------------
consist of cash and cash equivalents and short-term receivables and payables. The carrying values of cash and cash equivalents and short-term receivables and payables approximates their fair value due to their short maturities.

Furniture  and  equipment  -  Furniture  and  equipment  are stated at cost less
-------------------------
accumulated depreciation. It is the policy of the Company to capitalize items greater than or equal to $1,000 and provide depreciation based on the estimated useful life of individual assets, calculated using the straight line method.

Estimated  useful  lives  range  as  follows:

                                        YEARS
                                        -----

            Furniture and equipment     5 - 7
            Computer hardware             5

Research  and  development  expenses  -  The  Company  expenses  research  and
------------------------------------
development  costs  for  products  and  processes  as  incurred.

                            TELZUIT TECHNOLOGIES, LLC
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS
                                  (CONTINUED)


Patents  -  The costs of applying for patents are capitalized and amortized on a
-------
straight line basis over the lesser of the patents' economic or legal life (17 years in the United States). Capitalized costs are expensed if the patent is not granted. The Company reviews the carrying value of its patents periodically to determine whether the patents have continuing value. These reviews could result in the conclusion that the recorded amounts have been impaired.

Income taxes - The Company is not a taxpaying entity for federal or state income
------------
tax purposes, and thus no income tax expense has been recorded in the accompanying financial statements. Income of the Company is taxed for federal income tax purposes to the members on their respective tax return.

Stock-based  compensation  - The Company has adopted the fair value based method
-------------------------
of Statement of Financial Accounting Standards No. 123. Under the fair value based method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. Stock-based compensation to vendors is recorded based upon the fair value of the services provided when it constitutes a more reliable measure of fair value than the stock price.

Use  of  estimates  - The preparation of financial statements in conformity with
------------------
generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


3     DEVELOPMENT  STAGE  AND  GOING  CONCERN

The Company is currently in the development phase, has not generated any revenue from product sales and has incurred cumulative losses since inception in excess of $3,000,000. The continued existence of the Company is dependent upon management's ability to raise additional investment capital and bring products to market.

During the first quarter of 2005, management has raised approximately $473,000 in investment capital and anticipates additional equity funding during 2005. In addition, product development is completed and management expects to begin manufacturing and sales efforts during 2005.


4     CONCENTRATION  OF  CASH

At March 31, 2005, the Company had no cash deposits with a financial institution in excess of the maximum insured by the Federal Deposit Insurance Corporation. The Company occasionally exceeds this limit, but historically has not incurred losses on such accounts and management believes that the Company does not have a significant credit risk with respect to these accounts at March 31, 2005.

                            TELZUIT TECHNOLOGIES, LLC
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)

5     OTHER  CURRENT  ASSETS

Other  current  assets  consist  of  the  following  items:

                                           MARCH 31, 2005
                                           --------------
   Vendor merchandise credit               $       27,996
   Parts inventory used in development              3,126
   Other                                            1,228
                                           $       32,350
                                           ==============

6     FURNITURE  AND  EQUIPMENT

Major classifications of furniture and equipment are summarized as follows:

                                            MARCH 31, 2005
                                           ---------------
   Furniture                               $         8,555
   Equipment                                       106,804
   Software                                          1,038
                                                   116,397
   Less accumulated depreciation                   (28,639)
                                           $        87,758
                                           ===============

Depreciation  expense  totaled  $6,200  during the quarter ended March 31, 2005.


7     OTHER ASSETS

Other assets in the accompanying balance sheet consist primarily of software license fees. This software will be used to analyze electro-heart monitoring information gathered by the Company's product and provide useful information to its users. The cost of this software is expected to be amortized over its useful life when placed in service.


8     COMMITMENTS AND CONTINGENT LIABILITIES

Lease  commitments  -  The  Company  leases  certain  office  premises  under  a
------------------
non-cancelable operating lease. The lease expires May 2006 and requires the Company to pay real estate taxes, insurance and other costs.

                            TELZUIT TECHNOLOGIES, LLC
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


Aggregate minimum rental commitments at March 31, 2005 under non-cancelable operating leases are summarized as follows:

                          YEAR ENDING             GROSS
                          DECEMBER 31,           RENTALS
                         -------------          --------
                             2005               $ 33,488
                             2006                 19,040
                                                $ 52,528
                                                ========

Rental expense included in operations totaled $11,809 for the quarter ended March 31, 2005.

Legal  matters  - During 2003, entities controlled by the former chief executive
--------------
officer of the Company's brother initiated legal action in the United States District Court, Middle District of Florida, Orlando Division, seeking an involuntary bankruptcy of the Company and alleging unpaid contractual obligations of approximately $650,000. During 2004 the bankruptcy court declined the involuntary bankruptcy noting that a valid dispute exists, but that the nature of the dispute should be resolved in another court. The plaintiffs proceeded to appeal. Subsequent to December 31, 2004, the appeals court upheld the decision of the bankruptcy court. In addition, subsequent to December 31, 2004, the plaintiffs made an offer to settle this litigation, which the Company has rejected. Management believes that the plaintiffs' claims are not substantiated by the facts and intends to defend the Company's position vigorously.

During 2003 and 2004, the Board of Directors of the Company voted to rescind certain common and preferred shares and membership shares which it believes were issued improperly for no consideration. As of December 31, 2004, two affected parties have threatened, but have not brought any legal action related to the rescission. Should any of the affected parties begin legal action, the Company intends to defend its position vigorously.

The Company is occasionally party to other litigation or threat of litigation arising in the normal course of business. Management, after consultation with legal counsel, does not believe that the resolution of any such matters will have a material effect on the Company's financial position or results of operations.

Royalty  agreement  -  During 2001, the Company entered into an agreement with a
------------------
former officer and founder to pay royalties ranging from $3 to $6 per unit sold up to a maximum of approximately $450,000. During 2004, the Board of Directors rescinded this agreement for cause. The Company intends to vigorously defend its position should legal action be initiated.

Employment agreements - The Company has entered into employment agreements with
---------------------
various officers and key employees. These agreements establish bonuses based upon performance and provide for severance compensation under some circumstances.

                            TELZUIT TECHNOLOGIES, LLC
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


Software agreement - The Company has entered into an agreement with an unrelated
------------------
company to provide certain software to be used in the operation and delivery of the Company's product and services. Terms of the agreement call for additional payments of approximately $200,000 during 2005.


9     EQUITY

All ownership shares of the Company are considered restricted securities. As such, they are not generally transferable. The Company is managed by a Board of Directors which is made up of seven members elected by holders of Class A shares.

Class  A  Shares  -  Class  A Members were previously holders of common stock of
----------------
Telzuit Technologies, Inc. Each Class A Share has one vote for all purposes and cumulative voting is not permitted in the election of directors. Accordingly, the holders of more than 50% of all of the outstanding Class A Shares will be able to elect all of the directors. Significant transactions such as amendments to the articles of organization, mergers, sales of assets and dissolution or liquidation require approval by the affirmative vote of the majority of the outstanding Class A Shares. Other matters to be voted upon by the holders of Class A Shares also require the affirmative vote of a majority of the Shares present at the particular Shareholders' meeting.

Class  B  Shares - Class B Members were previously holders of preferred stock of
----------------
Telzuit Technologies, Inc. Class B Members generally do not have voting rights, but are entitled to all other rights of Class A Members.

Allocation  of  profits and losses - In accordance with the Operating Agreement,
----------------------------------
profits, losses and tax credits of the Company shall be allocated to the members in proportion to the ownership interest, expressed as the number of shares, of a member in the Company at any particular time.

Distributions  -  The  Board of Directors of the Company may elect to distribute
-------------
the net cash from operations to members in proportion to their ownership interest. Amounts of earnings available for distribution are determined subsequent to year end.

Liquidation  -  In  the  event  of  a  liquidation of the Company, the Operating
-----------
Agreement provides that liquidating distributions be distributed to the members in proportion to their ownership interest.

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                            TELZUIT TECHNOLOGIES, LLC
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


10     STOCK-BASED  COMPENSATION

The Company periodically issues ownership shares as compensation to vendors, consultants or employees. Shares granted as compensation to employees are recorded at fair value based upon the estimated stock price on the grant date. During the quarter ended March 31, 2005, the Company granted no shares to employees, vendors and others as disclosed in the accompanying statement of changes in members' equity.


11     SUBSEQUENT  EVENTS

On April 4, 2005, the board of directors voted not to accept a merger agreement with Nickleby's. On April 6, 2005, the board of directors voted to accept a funding proposal from Midtown Partners, LLC. This proposal includes bridge financing of $1,000,000 and additional financing from $2,500,000 to $5,500,000 in the form of preferred stock.

On April 19, 2005, the board of directors recommended, and a majority of the voting Members approved an amendment to the Operating Agreement of the Company whereby all Class B Units were cancelled and holders of those units received one Class A Unit for each Class B Unit cancelled.

On April 19, 2005, the board of directors recommended, and a majority of the voting Members approved the transfer of all assets of the Company to Telzuit Technologies, Inc., a recently formed Florida corporation in exchange for 26,492,667 shares of common stock. This transaction was completed to facilitate an anticipated reverse merger with an existing public company. Management believes that becoming a publicly traded entity in this manner will provide additional financing opportunity and allow the Company to establish a market for their services and their stock.

By written action effective as of June 28, 2005, the Board of Directors of Telzuit Technologies, Inc., a wholly owned subsidiary of Taylor Madison Corp., has elected to change Telzuit Technologies, Inc.'s fiscal year end from December 31 to June 30. The change in year end is effective as of June 30, 2005.

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